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                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                             SCHEDULE 13G


               Under the Securities Exchange Act of 1934
                      (Amendment No. [_______])*


     HENRY SCHEIN, INC.
     (Name of issuer)

     Common Stock, par value $0.01 per share
     (Title of class of securities)

     8064707102
     (CUSIP number)


Check the following box if a fee is being paid with this statement [x]. (A fee is not required only if the filing person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

     The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).





1    NAME OF REPORTING PERSON
     Stanley M. Bergman

     S.S. or I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [_]
                                                       (b) [x]
3    SEC USE ONLY

4    CITIZENSHIP OR PLACE OF ORGANIZATION
     United States

NUMBER OF                5    SOLE VOTING POWER        9,900
SHARES
BENEFICIALLY             6    SHARED VOTING POWER  3,981,423.13
OWNED BY
EACH                     7    SOLE DISPOSITIVE POWER   9,900
REPORTING
PERSON                   8    SHARED DISPOSITIVE POWER     0
WITH

9    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

     3,991,323.13

10   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES
     CERTAIN SHARES*                                        [x]

11   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (9)

     21.8%

12   TYPE OF REPORTING PERSON*

     IN

                    *SEE INSTRUCTIONS BEFORE FILLING OUT!
















Item 1(a).     Name of Issuer:

     The name of the Issuer is Henry Schein, Inc. (the
"Company").

Item 1(b).     Address of Issuer's Principal Executive Offices:

     The address of the Company's principal executive office is 135 Duryea Road, Melville, New York 11747.

Item 2(a).     Name of Person Filing:

     The name of the person filing is Stanley M. Bergman.

Item 2(b).     Address of Principal Business Office or, if None,
               Residence:

     The address of Mr. Bergman's principal business office is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York
11747.

Item 2(c).     Citizenship:

     Mr. Bergman is a United States citizen.

Item 2(d).     Title of Class of Securities

     This Schedule relates to the Common Stock, par value $.01 per share ("Common Stock") of the Company.

Item 2(e).     CUSIP Number:

     The CUSIP number of the Common Stock is 806407102.

Item 3. If this statement is filed pursuant to Rule 13d-1(b), or 13d-2(b), check whether the person filing is a:
                         Not Applicable

     (a) [_] Broker or Dealer registered under Section 15 of the Act

     (b)  [_]  Bank as defined in section 3(a)(6) of the Act

     (c) [_] Insurance Company as defined in section 3(a)(19) of the Act

     (d) [_] Investment Company registered under section 8 of the Investment Company Act

     (e) [_] Investment Advisor registered under section 203 of the Investment Advisors Act of 1940

     (f) [_] Employee Benefit Plan, Pension Fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or Endowment Fund; see Sec. 240.13d-1(b)(1)(ii)(F)

     (g)  [_]  Parent Holding Company, in accordance with Sec.
               240.13d-1(b)(1)(ii)(G) (Note:  See Item 7)

     (h)  [_]  Group, in accordance with Sec.
               240.13d-1(b)(1)(ii)(H)


Item 4.   Ownership

     As of December 31, 1995, Mr. Bergman was the beneficial owner of 3,981,423.13 shares of Common Stock, which represents 21.79% of the class. As of December 31, 1995, Mr. Bergman possessed sole power to vote, or direct the vote of, and dispose, or direct the disposition of, 9,900** shares of Common Stock. As of December 31, 1995, Mr. Bergman shared the power to vote, or direct the vote of, 3,981,423.13 shares of Common Stock, as a voting trustee under two voting trust agreements between Mr. Bergman, the Company and certain of its stockholders. Of the 3,981,423.13 shares of Common Stock held in the voting trusts, 3,805,300.13 shares are currently outstanding and 176,123 shares represent stock options held by parties to one of the voting trusts, which stock options are exercisable within 60 days of December 31, 1995 and which upon exercise would be subject to such voting trust.

Item 5.   Ownership of Five Percent or Less of a Class

     Not applicable.

Item 6.   Ownership of More than Five Percent on Behalf of
Another Person.

     The stockholders which are parties to the voting trust agreements described in Item 4 above have the sole power to direct the receipt of dividends from, or the proceeds from the sale of, the 3,981,423.13 shares of Common Stock subject to such voting trust agreements. The revocable trust established by Pamela Schein under Trust Agreement dated October 26, 1994 has the sole power to direct the receipt of dividends from, or the proceeds from the sale of, 2,357,503.5, of the shares subject to the voting trust agreements, which represents 12.87% of the outstanding Common Stock.

_________________________
** Does not include a total of 1,456,785 shares of Common Stock owned, as of December 31, 1995, by two trusts, of which Mr.
     Bergman's wife and brother are co-trustees, for the benefit of Mr. Bergman and members of Mr. Bergman's family.


Item 7.   Identification and Classification of the Subsidiary
          Which Acquired the Security Being Reported on By the
          Parent Holding Company

     Not applicable.

Item 8.   Identification and Classification of Members of the
          Group

     Not applicable.

Item 9.   Notice of Dissolution of the Group

     Not applicable.

Item 10.  Certification

     Not applicable.








                             SIGNATURE

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Date:  February 14, 1996






                                        /s/ Stanley M. Bergman